Exhibit 99.1

Marshall & Ilsley Corporation
770 North Water Street
Milwaukee, WI 53202
414 765-7700 Main
414 298-2921 Fax
www.mibank.com

For Release:	Immediately
Contact:	John Presley, senior vice president, chief financial officer, 414 765-7833 Don Wilson, senior vice president, corporate treasurer, 414 765-8043

MARSHALL & ILSLEY CORPORATION ANNOUNCES SECOND QUARTER RESULTS

Milwaukee, Wis. – July 12, 2005 – Marshall & Ilsley Corporation (NYSE: MI) today reported 2005 second quarter net income of $0.81 per diluted share, or $188.5 million, as compared to $0.67 per diluted share, or $151.7 million, in the second quarter of 2004. Second quarter net income per share increased 20.9 percent over the same period in 2004.

Net income for the six months ended June 30, 2005 was $358.1 million, or $1.54 per diluted share, compared to $297.8 million, or $1.32 per diluted share, in the first half of 2004.

Earnings for the quarter and the six months ended June 30, 2005, include a $16.2 million after-tax gain, or $0.07 per diluted share, resulting from the sale of one of the Corporation’s venture capital investments, net of related expenses.

Return on average assets based on net income for the second quarter was 1.77 percent, as compared to 1.69 percent for the same period in 2004. Return on average equity based on net income was 18.25 percent this quarter as compared to 17.92 percent for the second quarter of 2004.

The Corporation’s provision for loan and lease losses was $13.7 million in the second quarter of 2005, versus $9.2 million in the same period last year. Net charge-offs for the period were $11.9 million, or 0.15 percent of total average loans and leases outstanding this quarter, and $5.0 million a year ago or 0.08 percent of total average loans and leases. At June 30, 2005, the allowance for loan and lease losses was 1.12 percent of total loans and leases, compared to 1.32 percent a year earlier. Nonperforming loans and leases were 0.41 percent of total loans and leases at June 30, 2005, and 0.53 percent at June 30, 2004.

Assets at June 30, 2005 were $43.5 billion, compared to $37.1 billion at June 30, 2004. Book value per share was $18.48 at June 30, 2005, compared to $15.52 for the same date a year ago. Total loans and leases were $32.1 billion, compared to $27.2 billion at June 30, 2004.

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $43.5 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank has the largest banking presence in Wisconsin with 197 offices throughout the state. In addition, M&I has 36 locations throughout Arizona; 12 offices in metropolitan Minneapolis/St. Paul, Minn.; and, locations in Duluth Minn.; Las Vegas, Nev.; and Naples and Bonita Springs, Fla. M&I’s Southwest Bank affiliate has seven offices in the St. Louis area and one office in Belleville, Ill. Metavante Corporation, Marshall & Ilsley Corporation’s wholly owned technology subsidiary, provides virtually all of the technology an organization needs to offer financial services. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

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This press release contains forward-looking statements concerning M&I’s future operations and financial results. Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements. These factors include (i) the factors identified in M&I’s Annual Report on Form 10-K for the year ended December 31, 2004 under the heading  “Forward-Looking Statements” which factors are incorporated herein by reference, and (ii) such other factors as may be described from time to time in M&I’s SEC filings.

Note:

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Tuesday, July 12, regarding second quarter earnings. For those interested in listening, please call 1-800-211-3767 and ask for M&I’s quarterly earnings release conference call. If you are unable to join us at this time, a replay of the call will run through July 19, 5:00 p.m. Central Daylight Time by calling 1-800-839-6713 and entering passcode 721 27 59 to listen.

Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on July 12.

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended			Six Months Ended
	June 30,	June 30,	Percent	June 30,	June 30,	Percent
	2005	2004	Change	2005	2004	Change
PER SHARE DATA
Diluted:
Net Income	$0.81	$0.67	20.9%	$1.54	$1.32	16.7%
Basic:
Net Income	0.82	0.68	20.6	1.57	1.34	17.2
Dividend Declared	0.240	0.210	14.3	0.450	0.390	15.4
Book Value	18.48	15.52	19.1	18.48	15.52	19.1
Shares Outstanding (millions):
Average - Diluted	232.7	225.5	3.2	232.1	225.8	2.8
End of Period	229.7	222.8	3.1	229.7	222.8	3.1

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$313.2	$292.0	7.3%	$613.2	$578.5	6.0%
Provision for Loan and Lease Losses	13.7	9.2	48.9	21.9	18.3	19.7

Data Processing Services	271.7	197.3	37.7	544.0	383.5	41.9
Item Processing	10.7	10.9	-1.8	21.3	22.3	-4.5
Trust Services	41.1	37.9	8.4	81.5	74.2	9.8
Service Charge on Deposits	23.9	25.1	-4.8	47.5	50.6	-6.1
Mortgage Banking	10.5	11.7	-10.3	18.4	18.7	-1.6
Net Investment Securities Gains (Losses)	29.4	0.1	n.m.	35.3	(0.5)	n.m.
All Other	55.3	47.0	17.7	104.1	94.6	10.0
Total Non-Interest Revenues	442.6	330.0	34.1	852.1	643.4	32.4

Salaries and Employee Benefits	262.4	211.9	23.8	500.9	415.8	20.5
Occupancy and Equipment	50.9	44.5	14.4	104.2	91.8	13.5
Intangible Amortization	8.1	5.4	50.0	16.2	10.9	48.6
Other	131.2	112.9	16.2	267.7	218.5	22.5
Total Non-Interest Expenses	452.6	374.7	20.8	889.0	737.0	20.6

Tax Equivalent Adjustment	8.5	8.0	6.3	16.6	15.8	5.1
Pre-Tax Earnings	281.0	230.1	22.1	537.8	450.8	19.3
Income Taxes	92.5	78.4	18.0	179.7	153.0	17.5

Net Income	$188.5	$151.7	24.3%	$358.1	$297.8	20.2%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.33%	3.61%		3.35%	3.65%
Interest Spread (FTE)	2.89	3.32		2.93	3.35

Efficiency Ratio	59.9	60.2		60.9	60.3
Efficiency Ratio without Metavante	47.7	48.8		48.2	49.0

Return on Assets	1.77	1.69		1.73	1.69
Return on Equity	18.25	17.92		17.78	17.67

Equity / Assets (End of Period)	9.69	9.26		9.69	9.26

M&I Corporation
Financial Information
(unaudited)
	As of
	June 30,	June 30,	Percent
ASSETS ($millions)	2005	2004	Change
Cash & Due From Banks	$976	$824	18.4%
Trading Securities	22	28	-21.4
Short - Term Investments	271	336	-19.3
Investment Securities	6,241	5,915	5.5
Loans and Leases:
Commercial Loans & Leases	9,612	8,158	17.8
Commercial Real Estate	10,029	8,775	14.3
Residential Real Estate	5,877	3,632	61.8
Home Equity Loans & Lines	4,978	4,885	1.9
Personal Loans and Leases	1,650	1,745	-5.4
Total Loans and Leases	32,146	27,195	18.2
Reserve for Loan & Leases Losses	(360)	(358)	0.6
Premises and Equipment, net	449	434	3.5
Goodwill and Intangibles	2,160	1,269	70.2
Other Assets	1,567	1,429	9.7
Total Assets	$43,472	$37,072	17.3%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,089	$4,710	8.0%
Bank Issued Interest Bearing Activity	9,881	9,928	-0.5
Bank Issued Time	4,306	3,352	28.5
Total Bank Issued Deposits	19,276	17,990	7.1
Wholesale Deposits	6,786	7,235	-6.2
Total Deposits	26,062	25,225	3.3
Short - Term Borrowings	5,162	3,562	44.9
Long - Term Borrowings	6,471	3,701	74.8
Other Liabilities	1,564	1,150	36.0
Shareholders' Equity	4,213	3,434	22.7
Total Liabilities & Shareholders' Equity	$43,472	$37,072	17.3%

	Three Months Ended			Six Months Ended
	June 30,	June 30,	Percent	June 30,	June 30,	Percent
AVERAGE ASSETS ($millions)	2005	2004	Change	2005	2004	Change
Cash & Due From Banks	$939	$802	17.1%	$929	$787	18.0%
Trading Securities	26	22	18.2	24	23	4.3
Short - Term Investments	271	165	64.2	230	188	22.3
Investment Securities	6,162	5,842	5.5	6,132	5,761	6.4
Loans and Leases:
Commercial Loans & Leases	9,357	7,856	19.1	9,109	7,698	18.3
Commercial Real Estate	9,867	8,583	15.0	9,693	8,452	14.7
Residential Real Estate	5,368	3,502	53.3	5,050	3,364	50.1
Home Equity Loans and Lines	5,099	4,688	8.8	5,114	4,563	12.1
Personal Loans and Leases	1,603	1,879	-14.7	1,627	1,891	-14.0
Total Loans and Leases	31,294	26,508	18.1	30,593	25,968	17.8
Reserve for Loan & Leases Losses	(361)	(360)	0.3	(361)	(358)	0.8
Premises and Equipment, net	445	435	2.3	448	437	2.5
Goodwill and Intangibles	2,154	1,167	84.6	2,148	1,138	88.8
Other Assets	1,723	1,591	8.3	1,709	1,564	9.3
Total Assets	$42,653	$36,172	17.9%	$41,852	$35,508	17.9%

Memo:
Average Earning Assets	$37,753	$32,537		$36,979	$31,940
Average Earning Assets Excluding Investment Securities
Unrealized Gains/Losses	$37,741	$32,510		$36,953	$31,885

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$4,826	$4,514	6.9%	$4,760	$4,415	7.8%
Bank Issued Interest Bearing Activity	9,850	9,995	-1.5	9,863	9,994	-1.3
Bank Issued Time	4,194	3,242	29.4	4,028	3,242	24.2
Total Bank Issued Deposits	18,870	17,751	6.3	18,651	17,651	5.7
Wholesale Deposits	6,600	5,758	14.6	6,701	5,361	25.0
Total Deposits	25,470	23,509	8.3	25,352	23,012	10.2
Short - Term Borrowings	3,392	3,259	4.1	3,144	3,344	-6.0
Long - Term Borrowings	7,920	4,704	68.4	7,565	4,473	69.1
Other Liabilities	1,729	1,294	33.6	1,730	1,289	34.2
Shareholders' Equity	4,142	3,406	21.6	4,061	3,390	19.8
Total Liabilities & Shareholders' Equity	$42,653	$36,172	17.9%	$41,852	$35,508	17.9%

Memo:
Average Interest Bearing Liabilities	$31,956	$26,958		$31,301	$26,414

M&I Corporation
Financial Information
(unaudited)
	Three Months Ended			Six Months Ended
	June 30,	June 30,	Percent	June 30,	June 30,	Percent
	2005	2004	Change	2005	2004	Change
CREDIT QUALITY (a)

Net Charge-Offs ($millions)	$11.9	$5.0	138.0%	$19.8	$9.9	100.0%
Net Charge-Offs / Average Loans & Leases	0.15%	0.08%		0.13%	0.08%
Loan and Lease Loss Reserve ($millions)	$360.1	$357.9	0.6%	$360.1	$357.9	0.6%
Loan and Lease Loss Reserve / Period-End Loans & Leases	1.12%	1.32%		1.12%	1.32%
Non-Performing Loans & Leases (NPL) ($millions)	$131.6	$145.0	-9.2%	$131.6	$145.0	-9.2%
NPL's / Period-End Loans & Leases	0.41%	0.53%		0.41%	0.53%
Loan and Lease Loss Reserve / Non-Performing Loans & Leases	274%	247%		274%	247%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	5.75%	4.59%		5.59%	4.63%
Commercial Real Estate	6.07	5.34		5.96	5.35
Residential Real Estate	5.92	5.42		5.83	5.49
Home Equity Loans and Lines	5.99	5.24		5.86	5.29
Personal Loans and Leases	5.83	5.00		5.68	5.07
Total Loans and Leases	5.92	5.09		5.80	5.13
Investment Securities	5.03	4.87		5.02	4.93
Short - Term Investments	3.16	1.00		2.98	1.04
Interest Income (FTE) / Avg. Interest Earning Assets	5.76%	5.02%		5.65%	5.06%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	1.70%	0.64%		1.54%	0.63%
Bank Issued Time	3.02	2.38		2.89	2.38
Total Bank Issued Deposits	2.10	1.06		1.93	1.06
Wholesale Deposits	3.00	1.61		2.80	1.65
Total Interest Bearing Deposits	2.39	1.23		2.22	1.23
Short - Term Borrowings	3.36	1.76		3.23	1.81
Long - Term Borrowings	3.91	3.57		3.88	3.63
Interest Expense / Avg. Interest Bearing Liabilities	2.87%	1.70%		2.72%	1.71%
Net Interest Margin(FTE) / Avg. Earning Assets	3.33%	3.61%		3.35%	3.65%
Interest Spread (FTE)	2.89%	3.32%		2.93%	3.35%

Notes: (a) Includes Loans past due 90 days or more
(b) Based on average balances excluding fair value adjustments for available for sale securities.